Exhibit 23.1- CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.: 333-31000; 333-52964) of Promotions.com, Inc. (formerly Webstakes.com, Inc.) of our report dated February 16, 2001 except for
Note 15 as to which the date is March 30, 2001 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


                                                      PricewaterhouseCoopers LLP

New York, New York
March 28, 2001